UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2015
BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC
(Exact name of registrant as specified in its charter)

Texas	333-174226	38-3769404
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
3100 South Gessner Rd. Suite 215
Houston, Texas 77063
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (832) 379-2300
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    Appointment of a New Director
Stephen Silver
On March 17, 2015, pursuant to the provisions of Sections 6.201 and 101.306 of the Texas Business Organizations Code and Section 6.1 of the Second Amended and Restated Limited Liability Company Operating Agreement dated as of July 13, 2009, as amended on August 19, 2010, May 31, 2011, January 25, 2013, February 12, 2013, April 9, 2013, and May 3, 2013 (the “Operating Agreement”), of Black Elk Energy Offshore Operations, LLC, a Texas limited liability company (the “Company”), a majority of the Class B Members (as defined in the Operating Agreement), duly elected Stephen Silver to the Board of Managers of the Company.
Mr. Silver is a senior partner and co-founder of Jett Capital Advisors, a New York based corporate advisory firm to the natural resource sector that specializing in financings, recapitalizations and strategic initiatives. Previously Mr. Silver worked for Cannacord Genuity in their Sydney office. Prior thereto Mr. Silver was a commodities trader at Kyte Group in London. Mr. Silver began his career at CPS Securities, a boutique financial advisory firm in Australia.   Mr. Silver graduated from the University of Western Australia with a Bachelor’s Degree in Commerce, majoring in Corporate Finance and Investment.

Exhibit 99.1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 20, 2015

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC Black Elk Energy, LLC, its sole member

By:	/s/ Jeffrey Shulse
	Name:	Jeffrey Shulse
	Title:	President and Chief Executive Officer